Exhibit 99.1
X4 Pharmaceuticals Announces $60 Million Equity Financing with Concurrent Changes in Management and Board Leadership

$60 million PIPE financing led by Coastlands Capital, Bain Capital Life Sciences and New Enterprise Associates

Newly appointed board and management team includes Dr. Adam Craig as Executive Chairman, John Volpone as President and David Kirske as Chief Financial Officer

BOSTON, Mass., August 12, 2025 – X4 Pharmaceuticals (Nasdaq: XFOR), a company driven to improve the lives of people with rare diseases of the immune system, today announced that it has entered into a securities purchase agreement for a private placement in public equity ("PIPE") financing that is expected to result in gross proceeds of approximately $60 million, before deducting placement agent fees and other expenses. The closing of the financing is expected to occur on or about August 13, 2025, subject to customary closing conditions.

Concurrent with the financing and effective immediately, X4 President and Chief Executive Officer Paula Ragan, PhD, and Chief Financial Officer Adam Mostafa have stepped down from their respective roles. Dr. Ragan has also resigned from the Board of Directors, and Michael Wyzga has transitioned from Board Chair to Lead Independent Director. In their place, the X4 Board of Directors has appointed Adam Craig, PhD, as Executive Chair, John Volpone as President, and David Kirske as Chief Financial Officer, effectively immediately. Dr. Craig, Mr. Volpone and Mr. Kirske all previously served at CTI BioPharma and bring deep strategic experience in the life sciences sector as well as key expertise in operational turnarounds.

“We are excited to be joining X4 and for the opportunity to establish a world class hematology company by unlocking the full commercial potential of mavorixafor,” said Dr. Adam Craig, Executive Chairman of X4. “With the 4WARD Phase 3 study underway, there is a clear pathway for the potential approval of mavorixafor for the treatment of chronic neutropenia. As the company transitions to new management, we would like to thank the previous leadership for their work.”

The financing is being led by Coastlands Capital with support from existing investors Bain Capital Life Sciences and New Enterprise Associates (NEA) and leading life science investors, among them BVF Partners LP, Deep Track Capital, Kalehua Capital, Nantahala Capital, Stonepine Capital Management, and Trails Edge Capital Partners.

Stifel is acting as sole placement agent for the PIPE transaction.

Pursuant to the terms of the securities purchase agreement, at the closing of the PIPE financing, X4 will issue an aggregate of 11,040,776 shares of common stock (or pre-funded warrants to purchase up to 31,234,731 shares of common stock in lieu thereof). The purchase price per share is $1.42 (or $1.419 per pre-funded warrant). The pre-funded warrants have an exercise price of $0.001 per share, are exercisable at any time after their original issuance and will not expire.

X4 expects to use the net proceeds from the financing for continued development towards a potential additional approval of mavorixafor in chronic neutropenia in addition to the commercialization of WHIM.

Board and Management Changes:
•Dr. Craig brings extensive life science leadership experience to X4 having served as an independent strategic advisor to multiple life science companies. He was previously Interim Chief Executive Officer at Stratus Therapeutics (formerly Garuda Therapeutics) where he remains on the Board of Directors. Prior to Stratus, he was the Chief Executive Officer of CTI BioPharma, where he led a restructuring, oversaw the approval and launch of its first product, and guided its $1.7 billion acquisition by Sobi.
•Mr. Volpone is a seasoned life science executive with over two decades of cross-functional drug development leadership experience in oncology and rare diseases. He most recently served as Executive Vice President and Chief of Staff at CTI BioPharma, overseeing a broad range of functions including business development, regulatory affairs and clinical operations. Earlier in his career he held business development roles at Bristol-Myers Squibb and ZymoGenetics.
•Mr. Kirske brings over two decades of strategic financial and operational experience. He was most recently the Chief Financial Officer of Stratus Therapeutics and previously Executive Vice President and CFO of CTI BioPharma, where he oversaw key corporate functions and played a central role in its $1.7 billion acquisition by Sobi. Earlier, he was a CFO consultant and held senior financial roles at Helix BioMedix, F-5 Networks, Redhook Brewery and Cray Computer.

The securities sold in this financing are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. X4 has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of its common stock underlying the pre‐funded warrants sold in this financing. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About X4 Pharmaceuticals
X4 is delivering progress for patients by developing and commercializing innovative therapies for those with rare diseases of the immune system and significant unmet needs. Leveraging expertise in CXCR4 and immune system biology, X4 has successfully developed mavorixafor, an orally available CXCR4 antagonist that is currently being marketed in the U.S. as XOLREMDI® in its first indication. The company is also evaluating additional uses of mavorixafor and is conducting a global, pivotal Phase 3 clinical trial (4WARD) in people with certain chronic neutropenic disorders. X4 is headquartered in Boston, Massachusetts. For more information, please visit www.x4pharma.com.

X4 Forward Looking Statements
This press release contains forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” or other similar terms or expressions that concern X4’s expectations, strategy, plans, or intentions. Forward-looking statements include, without limitation, implied or express statements regarding the aggregate amount of proceeds to be received from the PIPE financing, the closing of the PIPE financing; and the use of proceeds from the PIPE financing. Any forward-looking statements in this press release are based on management’s current expectations and beliefs. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond X4’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: X4’s future financial performance and position may not improve, resulting in difficulties in implementing X4’s business strategy, and plans and objectives for future operations; the expected sufficiency of X4’s existing cash resources and runway may not be accurate resulting in the need for additional financing sooner than anticipated or unexpected liquidity constraints; the internal and external costs required for X4’s ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause the company to use cash more quickly than expected or to change or curtail some of X4’s plans or both; the expected availability, content, and timing of clinical data from X4’s ongoing clinical trials of mavorixafor may be delayed or unavailable, including its ongoing Phase 3 clinical trial; trials and studies may be delayed and may not have satisfactory outcomes, earlier trials and studies may not be predictive of later trials and studies; the design and rate of enrollment for clinical trials, including the current design of the ongoing Phase 3 clinical trial evaluating mavorixafor in certain chronic neutropenic disorders may not enable successful completion of the trial(s); the commercial opportunity for mavorixafor in chronic neutropenic disorders may be smaller than anticipated; X4 may be unable to obtain and maintain regulatory approvals; the company may experience uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development; adverse safety effects might arise from the testing or use of X4 product and product candidates; the need to align with collaborators may hamper or delay development and commercialization efforts or increase costs; business may be adversely affected and costs may increase if any of the company’s key collaborators fails to perform its obligations or terminates the collaboration; X4’s ability to advance and commercialize and increase sales in mavorixafor to treat chronic neutropenia or to optimize the U.S. promotion of XOLREMDI (mavorixafor), approved for the treatment of WHIM; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in X4’s most recent Annual Report on X4’s Form 10-K, as well as in other filings X4 makes with the Securities and Exchange Commission, including its quarterly report on Form 10-Q, from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect new events or circumstances, except as required by law.

X4 Investor Contact:
Candice Masse
astr partners
candice.masse@astrpartners.com
(978) 879-7273